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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
MOVIE GALLERY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, June 15, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Movie Gallery, Inc. (the "Company") will be held at the Ritz-Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Tuesday, June 15, 2004, at 10:00 a.m. (Eastern Time) for the following purposes:

  (1)
  To elect members of the Board of Directors to serve until the next annual meeting of stockholders;

  (2)
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 2, 2005; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        These items are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 16, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

        Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Your Proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

S. Page Todd Executive Vice President, Secretary, General Counsel and Chief Compliance Officer

Dothan, Alabama
May 7, 2004

MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301

ANNUAL MEETING OF STOCKHOLDERS
June 15, 2004

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is furnished to the stockholders of Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on June 15, 2004, at 10:00 a.m. (Eastern Time) and at any and all adjournments thereof (the "Annual Meeting").

        A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominees for the Board of Directors; and (ii) the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 2, 2005. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

        Any proxy given may be revoked at any time prior to its exercise by filing with S. Page Todd, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

        It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, or in person, to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 7, 2004.

VOTING SECURITIES

        Only holders of record of the Company's voting securities at the close of business on April 16, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 33,426,007 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

        Abstentions may be specified as to all proposals to be brought before the Annual Meeting, other than the election of directors.

        Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for the five management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

        Approval of each of the matters to be brought before the Annual Meeting (except for the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to those proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and, therefore, will have no effect on the outcome of the vote.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 16, 2004, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock and as to the number of shares beneficially owned by (i) each director and director nominee of the Company, (ii) the Chief Executive Officer and each of the four other executive officers of the Company named in the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers" and (iii) all directors, director nominees and executive officers as a group. The Company believes that, unless otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock they own.

Name and Address (1)	Number of Shares Of Common Stock Beneficially Owned (2)		Percentage Of Outstanding
Joe T. Malugen (3)	4,691,302	(4)	14.03%
H. Harrison Parrish	1,488,312		4.45%
J. Steven Roy (5)	200,400	(6)	*
Jeffrey S. Stubbs	37,500	(7)	*
S. Page Todd	270,502	(8)	*
Mark S. Loyd	41,875	(9)	*
William B. Snow	76,250	(10)	*
Sanford C. Sigoloff	193,750	(11)	*
John J. Jump	30,000	(12)	*
James C. Lockwood (13)	0		0%
Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC 45 Freemont Street San Francisco, CA 94105	1,964,760	(14)	5.88%
Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	3,322,278	(15)	9.94%
SAB Capital Entities 712 Fifth Avenue, 42 Floor New York, NY 10019	1,825,200	(16)	5.46%
All executive officers, directors and director nominees as a group (10 persons)	7,029,891	(17)	20.55%

*
Less than 1%.

(1)
Unless otherwise noted, the address for all persons listed is c/o the Company at 900 West Main Street, Dothan, Alabama 36301.

(2)
Pursuant to the regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days from April 16, 2004, including any right to acquire shares through the exercise of any option, warrant or other right.

(3)
Mr. Malugen is the Chairman of the Board, President and Chief Executive Officer of the Company.

(4)
Includes 1,000,000 shares that Mr. Malugen has contractually agreed to sell pursuant to a variable forward sale contract and that are pledged as collateral under that agreement.

(5)
Mr. Roy has resigned as Executive Vice President and Chief Financial Officer of the Company, effective April 1, 2004; however, he will remain as an employee of the Company through June 30, 2004.

(6)
Includes 4,500 shares held in joint tenancy with Mr. Roy's wife. Includes 195,900 shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 16, 2004). As of April 22, 2004, Mr. Roy had exercised 60,000 of these options; as a result of Mr. Roy's pending resignation, any of these options that remain unexercised as of July 30, 2004 will, unless their exercise period is extended by the administrator of the plan, be cancelled. Excludes 41,250 shares that are subject to options that are not exercisable within 60 days of April 16, 2004.

(7)
Represents shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 16, 2004) and excludes 46,250 shares that are subject to options that are not exercisable within 60 days of April 16, 2004.

(8)
Includes 1,215 shares held as custodian for Mr. Todd's daughter. Includes 267,562 shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 16, 2004) and excludes 35,938 shares that are subject to options that are not exercisable within 60 days of April 16, 2004.

(9)
Represents shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 16, 2004) and excludes 30,625 shares that are subject to options that are not exercisable within 60 days of April 16, 2004.

(10)
Represents shares that are not outstanding, but are subject to currently exercisable stock options.

(11)
Includes 132,500 shares that are not outstanding, but are subject to currently exercisable stock options.

(12)
Represents shares that are not outstanding, but are subject to currently exercisable stock options.

(13)
Director nominee.

(14)
This information is based upon a Schedule 13G jointly filed with the SEC on February 17, 2004 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank and Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited. Includes 1,454,893 shares held by Barclays Global Investors, NA, 495,767 shares held by Barclays Global Fund Advisors and 14,100 shares held by Barclays Bank PLC. Barclays Global Investors, NA has sole investment and voting power with respect to 1,320,919 shares. Each other entity has sole investment and voting power with respect to all of the shares it holds.

(15)
This information is based upon a Schedule 13G filed with the SEC on January 9, 2004.

(16)
This information is based upon a Schedule 13G jointly filed with the SEC on March 8, 2004 by SAB Capital Partners, L.P. ("SAB"), SAB Capital Partners II, L.P. ("SAB II," and together with SAB, the "Partnerships"), SAB Capital Advisors, L.L.C. (the "General Partner"), SAB Overseas Capital Management, L.P. (the "Investment Manager"), SAB Capital Management, L.L.C. ("IMGP"), and Scott A. Bommer ("Bommer"). Includes 794,384 shares held by SAB, 19,260 shares held by SAB II and 1,011,556 shares held by the Investment Manager. Each of the Partnerships shares investment and voting power of the shares it holds with the General Partner, which serves as the general partner of each of the Partnerships, and with Bommer, who serves as the managing member of the General Partner. The Investment Manager shares investment and voting power of the shares it holds with IMGP, which serves as the general partner to the Investment Manager, and with Bommer, who serves as the managing member of IMGP. The Investment Manager serves as investment manager to and has investment discretion over the securities held by SAB Overseas Fund, Ltd. ("SAB Overseas"), with respect to the shares directly owned by SAB Overseas. SAB Overseas has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held.

(17)
Includes shares described in the notes above, as applicable. Includes 781,587 shares that are not outstanding but are subject to currently exercisable options (including options that become exercisable within 60 days of April 16, 2004) and excludes 154,063 shares that are subject to options that are not exercisable within 60 days of April 16, 2004.

ELECTION OF DIRECTORS

Nominees

        Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors believes that the election to the Board of Directors of the persons identified below, all but one of whom are currently serving as Directors of the Company, and all of whom have consented to serve if elected, would be in the best interests of the Company. Mr. Sanford C. Sigoloff, a director of the Company since 1994, is not standing for re-election and will be retiring from the Board upon the election and qualification of his successor. The following table briefly describes the Company's nominees for director:

Name	Age	Position(s) Held
Joe T. Malugen (1)	52	Chairman of the Board, President and Chief Executive Officer
H. Harrison Parrish (1)	56	Vice Chairman of the Board and Senior Vice President
William B. Snow (1)(2)(3)	72	Director
John J. Jump (2)(3)	52	Director
James C. Lockwood (4)	66	Director Nominee

(1)
Member of the Executive Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Audit Committee.

(4)
Anticipated to be a member of the Compensation Committee and Audit Committee.

        Joe T. Malugen co-founded the Company in 1985 and has been its Chairman of the Board and Chief Executive Officer since that time. Mr. Malugen was appointed President of the Company effective January 4, 2002. Prior to the Company's initial public offering in August 1994, Mr. Malugen had been a practicing attorney in the States of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of the Company beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland School of Law, Samford University and his LL.M. (in Taxation) from New York University School of Law.

        H. Harrison Parrish co-founded the Company in 1985 and has served as a Director of the Company since that time. He was elected Vice Chairman of the Board in June 2002. Mr. Parrish served as President of the Company from 1985 until his resignation on January 4, 2002, at which time Mr. Parrish assumed the position of Senior Vice President. From December 1988 until January 1992, Mr. Parrish was Vice President of Deltacom, Inc., a regional long distance telephone provider. Mr. Parrish received a B.A. degree in Business Administration from the University of Alabama.

        William B. Snow became a director of the Company in July 1994. Mr. Snow served as Vice Chairman of the Board from July 1994 until June 2002, and he served as Executive Vice President and Chief Financial Officer of the Company from July 1994 until May 1996. Mr. Snow was the Executive Vice President and Chief Financial Officer and a Director of Consolidated Stores Corporation, a publicly held specialty retailer, from 1985 until he retired in June 1994. Mr. Snow is a Certified Public Accountant, and he received his Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his Masters in Taxation from DePaul University.

        John J. Jump became a director of the Company in June 2003. Mr. Jump is the President and owner of Jump Start Promotions, a specialty advertising business which he founded in September 2000. Since August 2002, he has also served as Business Manager, Operations for Convergys Corporation. Mr. Jump served as Chairman of the Board of Directors of Video Update, Inc., from May 2001 until December 2001, and he served as its Interim Chief Executive Officer from November 2001 until December 2001. Mr. Jump served as Executive Vice President, Sales and Marketing of Sight & Sound Distributors, Inc., a home video distribution company, from 1985 until 2000. Mr. Jump received a B.A. degree in Psychology from the University of Missouri at St. Louis.

        James C. Lockwood has served as Vice President, General Counsel and Secretary of Keystone Automotive Industries, Inc., a publicly held distributor of aftermarket collision replacement parts, since 1997. From 1985 until 1997, Mr. Lockwood was a member of the law firm of Troy & Gould. Mr. Lockwood was an investment banker with

Montgomery Securities from 1984 to 1985. Mr. Lockwood received a B.S. degree in Chemical Engineering from the Georgia Institute of Technology, and his J.D. from the University of Michigan.

        The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

Meetings; Attendance; Committees; Director Nomination Process; Stockholder Communications with the Board

        The Board of Directors of the Company held five meetings during the fiscal year ended January 4, 2004. Each director during the past fiscal year attended at least 75% of the total number of the Company's Board meetings and committee meetings (on which such director served) held during the fiscal year ended January 4, 2004. The Board believes that it held a sufficient number of full Board and committee meetings during the fiscal year ended January 4, 2004 to satisfy its oversight responsibilities. Directors are expected to attend each annual meeting of stockholders, and all directors attended the 2003 annual meeting.

        The Board of Directors of the Company has an Audit Committee and Compensation Committee, but does not have a Nominating Committee.

        Audit Committee. The members of the Audit Committee currently are Messrs. Snow, Sigoloff and Jump. The Audit Committee met six times during the fiscal year ended January 4, 2004. The duties of the Audit Committee are set forth in the "Report of the Audit Committee." The Board of Directors has determined that each member of the Audit Committee is "independent" within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. ("Nasdaq") and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), and that Mr. Snow is an "audit committee financial expert" under applicable Securities and Exchange Commission rules. The Company's other two directors, Messrs. Malugen and Parrish, are not considered independent directors under applicable Nasdaq and SEC rules. Following the Annual Meeting, it is anticipated that the Audit Committee will be comprised of Messrs. Snow, Jump and Lockwood.

        Compensation Committee. The members of the Compensation Committee currently are Messrs. Snow, Sigoloff and Jump. The Compensation Committee held one meeting during the fiscal year ended January 4, 2004. The Compensation Committee's duties are set forth in the "Joint Report of the Board of Directors and Compensation Committee on Executive Compensation." Following the Annual Meeting, it is anticipated that the Compensation Committee will be comprised of Messrs. Snow, Jump and Lockwood.

        Director Nomination Process. Because all five of the Company's directors participate in the process of identifying qualified director nominees, the Board of Directors does not believe that it is necessary to have a separate Nominating Committee. As required by Nasdaq regulations, the Board's director nominees for each annual meeting of stockholders are approved by a majority of the Company's independent directors. The Board does not have a written charter that governs the director nomination process.

        The Board of Directors will consider stockholder nominations for candidates for membership on the Board. In evaluating such nominations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board. Any stockholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to:

  Corporate Secretary
  Movie Gallery, Inc.
  900 West Main Street
  Dothan, Alabama, 36301

        The Board believes that directors should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

        The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and may be considered at any point during the year. As described above, the Board considers stockholder nominations for candidates for the Board. If any materials are provided by a stockholder in connection with the nomination of a director candidate, the materials will be forwarded to the Board. The Board will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

        All of the director nominees identified in this proxy statement currently serve as directors of the Company, except Mr. Lockwood. The Board of Directors has determined that, upon his election, Mr. Lockwood will be "independent" within the meaning of Rule 4200(a)(15) of Nasdaq and Rule 10A-3(b)(1) under the Exchange Act.

        Stockholder Communications with the Board. Any stockholder can communicate with all directors or with specified directors by sending a letter to the Company's Corporate Secretary at the address listed above. All such letters will be forwarded to the entire Board or to the directors specified by the stockholder.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation for services in all capacities to the Company for the fiscal years ended January 4, 2004, January 5, 2003 and January 6, 2002, for the Chief Executive Officer of the Company and each of the four other highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"):

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Shares of Common Stock Underlying Options
Name and Principal Position	Period Ended	Salary	Bonus	Other Annual Compensation
Joe T. Malugen Chairman, President and Chief Executive Officer	January 4, 2004 January 5, 2003 January 6, 2002	$544,810 415,247 400,632	$195,397 263,561 103,581	$68,786 69,792 32,986	(1) (2) (3)	$ — — —
J. Steven Roy (4) Executive Vice President and Chief Financial Officer	January 4, 2004 January 5, 2003 January 6, 2002	320,446 302,669 292,000	137,655 185,636 72,956	8,160 8,160 8,160	(5) (5) (5)	20,000 20,000 —	(6) (7)
Jeffrey S. Stubbs Executive Vice President—Operations and Chief Operating Officer	January 4, 2004 January 5, 2003 January 6, 2002	272,631 240,485 207,231	111,258 139,153 46,424	8,203 6,506 6,000	(8) (9) (5)	20,000 30,000 —	(6) (7)
S. Page Todd Executive Vice President, Secretary, General Counsel and Chief Compliance Officer	January 4, 2004 January 5, 2003 January 6, 2002	233,123 210,417 203,000	65,920 63,300 34,435	10,858 9,956 8,000	(10) (11) (5)	20,000 15,000 —	(6) (7)
Mark S. Loyd Executive Vice President—Product and Distribution and Chief Administrative Officer	January 4, 2004 January 5, 2003 January 6, 2002	183,231 154,961 134,462	50,276 45,980 26,591	8,276 6,000 6,000	(12) (5) (5)	20,000 10,000 —	(6) (7)

(1)
Represents $26,160 for an automobile allowance and $42,626 for personal use of the Company's aircraft.

(2)
Represents $26,160 for an automobile allowance and $43,632 for personal use of the Company's aircraft.

(3)
Represents $26,160 for an automobile allowance and $6,826 for personal use of the Company's aircraft.

(4)
Mr. Roy has resigned as Executive Vice President and Chief Financial Officer of the Company, effective April 1, 2004.

(5)
Automobile allowance.

(6)
Represents options granted under the Company's 2003 Stock Plan, which become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant.

(7)
Represents options granted under the Company's 1994 Stock Plan, which become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant.

(8)
Represents $6,000 for an automobile allowance and $2,203 for personal use of the Company's aircraft.

(9)
Represents $6,000 for an automobile allowance and $506 for personal use of the Company's aircraft.

(10)
Represents $8,000 for an automobile allowance and $2,858 for personal use of the Company's aircraft.

(11)
Represents $8,000 for an automobile allowance and $1,956 for personal use of the Company's aircraft.

(12)
Represents $6,000 for an automobile allowance and $2,276 for personal use of the Company's aircraft.

        Director Compensation. Members of the Board of Directors who are not officers of the Company currently receive an annual fee of $20,000 and receive fees of $1,500 for each Board meeting and $1,000 for each committee meeting they attend, as well as an annual grant of 10,000 stock options. The Company has granted, at or above the fair market value of the Common Stock on the date of the grant, vested options to purchase 278,750 shares of Common Stock to Mr. Sigoloff, vested options to purchase 357,500 shares of Common Stock to Mr. Snow, and vested options to purchase 30,000 shares of Common Stock to Mr. Jump.

        Employment Arrangements. Mr. Malugen entered into a two-year employment agreement with the Company, effective August 1994, which is automatically renewed annually unless notice is delivered by either party within six months prior to the end of the term. The agreement was amended in April 2000, to increase the base annual salary payable to Mr. Malugen and to provide for additional increases as determined by the Compensation Committee. Under the terms of the agreement, as amended, Mr. Malugen currently receives an annual base salary of $750,000 and is eligible to receive a bonus under one of the Company's bonus plans. In the event of the death of Mr. Malugen, his legal representative will be entitled to receive compensation through the last day of the calendar month in which his death occurred, as well as a $50,000 payment. If Mr. Malugen becomes disabled such that he is unable to perform his duties under his employment agreement, he shall be entitled to receive 100% of his salary for a 90-day period. In addition to salary and bonus, the Company is required to provide Mr. Malugen with a monthly car allowance of $2,180.

        Messrs. Roy, Stubbs and Todd have each entered into one-year employment agreements with the Company, effective November 1997, October 1999, and November 1997, respectively, which are automatically renewed annually unless notice is delivered by either party 30 days prior to the end of the term. Due to his resignation as Executive Vice President and Chief Financial Officer of the Company, Mr. Roy's employment agreement was terminated, effective as of April 1, 2004. Under the terms of the agreements, Messrs. Stubbs and Todd each receive an annual base salary, currently $325,000 and $275,000, respectively, subject to increase by the Compensation Committee, and are each eligible to receive a bonus under one of the Company's bonus plans. The agreements also provide for, among other things, an automobile allowance and other benefits applicable to executive personnel. The employment agreements provide for termination by the Company for cause at any time. In the event the Company chooses to terminate the executive's employment for reasons other than for cause or for disability, or in the event of the executive's resignation from the Company upon constructive termination (i.e., removal of the executive from his elected position or material change in the functions, duties or responsibilities of the executive without his consent, in either event, other than for cause or voluntary termination, or material, non-voluntary reduction in base salary or eligibility for bonus amounts), the executive would be entitled to an amount equal to 12 months of base salary. In the event of a change in control, as defined in the agreements, Messrs. Stubbs and Todd would each be entitled to receive an amount equal to 18 months of base salary.

        Stock Options. The following tables set forth certain information with respect to stock options granted under the Company's 2003 Stock Plan (the "2003 Stock Plan") and the Company's 1994 Stock Plan (the "1994 Stock Plan" and, together with the 2003 Stock Plan, the "Stock Plans"), to the Named Executives during the fiscal year ended January 4, 2004, stock option exercises during that year, and the value of unexercised stock options at that year's end.

OPTION GRANT TABLE

        Option Grants during the Fiscal Year ended January 4, 2004

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Shares of Common Stock Underlying Options Granted (1)
		% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh) (2)	Expiration Date (3)
					5%	10%
J. Steven Roy	20,000	3.72%	20.58	9/18/13	258,853	655,984
S. Page Todd	20,000	3.72%	20.58	9/18/13	258,853	655,984
Jeffrey S. Stubbs	20,000	3.72%	20.58	9/18/13	258,853	655,984
Mark S. Loyd	20,000	3.72%	20.58	9/18/13	258,853	655,984

(1)
These options were granted "at or above market" on the date of grant and become exercisable in four equal annual installments beginning on the date of grant.

(2)
The exercise price and tax withholding related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Company's Stock Plans, the administrator retains discretion, subject to plan limits, to modify the terms of outstanding options.

(3)
The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

OPTION EXERCISES AND YEAR-END VALUE TABLE

        Aggregated Option Exercises in Last Fiscal Year
And Year-End Option Values

			Number of Shares Of Common Stock Underlying Unexercised Options At Year-End
				Value of Unexercised In-the-money Options At Year-End ($)(1)
	Shares Acquired On Exercise
Name		Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
J. Steven Roy	50,000	828,103	380,000/46,250	4,724,144/249,562
Jeffrey S. Stubbs	50,000	819,855	64,933/53,750	990,099/278,812
S. Page Todd	50,000	704,143	298,812/39,688	3,294,925/187,180
Mark S. Loyd	25,000	480,525	39,375/33,125	623,788/124,781

(1)
Market value of underlying securities at year-end ($18.40), minus the exercise price of "in-the-money" options.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        Messrs. Sigoloff, Snow and Jump currently serve as members of the Compensation Committee. No interlocking relationship exists between the Company's Board of Directors and the board of directors or compensation committee of any other company.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 12 hereof shall not be incorporated by reference into any of such filings.

JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company is composed entirely of outside directors. The Compensation Committee reviews the compensation levels and benefits of the Chief Executive Officer and President and the other executive officers of the Company at least annually. The Committee attempts to establish compensation structures which reward past performance and which serve to retain and provide incentive to the executive officers. The primary components of the Company's compensation structure are base salary, bonuses and stock option grants.

        Base Salary.    In determining the base salaries of executives, the Compensation Committee considers a variety of factors, which include the overall financial performance of the Company as well as the executive's performance, job responsibilities, current and long-term value to the Company, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. Although much of the base salary determination is subjective, the evaluations and recommendations of superiors provide necessary insight to the Committee.

        Bonus Plan.    The Company has an executive officer bonus plan that is reviewed and approved by the Compensation Committee on an annual basis. This plan is intended to recognize and reward contributions to the Company and based solely upon the Company's level of attainment of pre-determined operating cash flow objectives, thereby establishing a direct link between each executive officer's bonus and the Company's profitability. Bonuses under this plan are typically payable in March or April of each year following the completion of the annual audit of the Company's financial statements for the previous fiscal year. Bonuses are only paid to executive officers that are employed by the Company on the date of payment and thus, are not earned until paid. Pursuant to this bonus plan, bonuses were paid to all of the executive officers of the Company in March 2004 for the fiscal year ended January 4, 2004.

        Stock Option Grants.    The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon hiring executive officers and other key employees, the administrator of the 2003 Stock Plan (currently the entire Board of Directors and hereinafter "Plan Administrator") typically recommends stock option grants to those persons under the

2003 Stock Plan, subject to applicable vesting periods. Thereafter, the Plan Administrator may consider awarding additional grants, usually on an annual basis. The Board of Directors believes that these additional annual grants provide incentive for executive officers to remain with the Company. Options are granted at or above the market price of the Company's Common Stock on the date of grant. The size of the initial grant is usually determined based upon prior grants to other executive officers and key employees. In determining the size of the periodic grants, the Plan Administrator considers various factors, including the amount of any prior option grants, the executive's or employee's performance during the current fiscal year and his or her expected contributions during the following fiscal year. Grants of options are no longer made under the 1994 Stock Plan.

        Compensation of the Chief Executive Officer and President.    The Compensation Committee has reviewed and approved an annual salary of $750,000 for Mr. Malugen, effective as of April 12, 2004. In establishing this annual salary, the Compensation Committee considered the financial results of the Company and Mr. Malugen's individual job performance during the last fiscal year, as well as the compensation levels of chief executive officers of comparable companies. Mr. Malugen received a bonus in the amount of $418,024 for the fiscal year ended January 4, 2004. This bonus was paid in March 2004, pursuant to the executive bonus plan described above.

        The Board of Directors and the Compensation Committee provide the foregoing report on executive compensation for inclusion in the proxy statement:

Joe T. Malugen, Chairman
H. Harrison Parrish
William B. Snow
Sanford C. Sigoloff
John J. Jump

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

        The Audit Committee of the Company is composed entirely of independent directors in compliance with the audit committee independence requirements adopted by the Securities and Exchange Commission and Nasdaq. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to (1) the quality and integrity of the financial reports of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are William B. Snow, Sanford C. Sigoloff and John J. Jump.

        The Audit Committee Members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the independent auditors, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 4, 2004, for filing with the Securities and Exchange Commission.

        The Audit Committee provides the foregoing report for inclusion in the proxy statement:

William B. Snow, Chairman
Sanford C. Sigoloff
John J. Jump

        Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.  Ernst & Young LLP has audited the consolidated financial statements of the Company for the past two fiscal years, providing audit, audit related, and tax services. Fees for the fiscal year 2003 and 2002 audit of the Company's consolidated financial statements, reviews of quarterly reports on Form 10-Q, services that are normally provided by the accountant in connection with statutory and regulatory filing or engagements, and services that generally only the auditor reasonably can provide were $267,253 and $405,748, respectively. Audit related fees for fiscal 2003 and 2002 were $1,550 and $15,654, respectively, related to an employee benefit plan audit and consultation concerning financial accounting and reporting matters not classified as audit. Tax fees for tax return preparation and tax compliance services were $83,900 and $94,226 in 2003 and 2002, respectively, and $36,259 and $288,411 in 2003 and 2002, respectively for tax research and other consultations on tax matters. Ernst & Young LLP did not provide any other services during the last two fiscal years.

        Audit Committee Pre-Approval.  The Audit Committee pre-approves all services provided by the Company's independent auditors, including those set forth above. On April 28, 2004, the Audit Committee adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the committee at its next scheduled meeting.

        Auditor Independence.  The Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining its independence.

COMPANY PERFORMANCE

        The following graph sets forth a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and a peer group selected by the Company, for the last five fiscal years. The peer group consists of those companies against which the Company's performance is generally compared in industry analyst reports, namely, Blockbuster, Inc. ("Blockbuster"), which is listed on the New York Stock Exchange, and Hollywood Entertainment Corporation ("Hollywood") and Hastings Entertainment, Inc. ("Hastings"), each of which is listed on the Nasdaq National Market (collectively, the "Peer Group"). The returns for the Peer Group were weighted according to each issuer's market capitalization.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Movie Gallery, Inc.

	12/31/1998	12/31/1999	12/31/2000	1/4/2002	1/3/2003	1/2/2004
Movie Gallery, Inc. Index	$100.00	$60.5	$45.6	$466.1	$436.7	$581.1
Nasdaq Stock Market (U.S. Companies) Index	$100.00	$185.4	$111.8	$93.6	$63.7	$91.9
Peer Group Index	$100.00	$49.7	$14.2	$65.9	$51.7	$55.7

        The graph assumes that the value of the investment in each of the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Group was $100 on December 31, 1998, and that all dividends were reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company holds a one-third interest in ECHO, LLC ("ECHO"), a supply sales and distribution company. The Company purchases office and store supplies and other business products from ECHO. This relationship enables the Company to substantially reduce the retail mark-up that occurs between the wholesaler and the retailer. During the fiscal year ended January 4, 2004, the Company paid ECHO approximately $13,056,000, and received distributions totaling $161,000. As of January 4, 2004, the Company had a $125,000 outstanding line of credit due from ECHO. The Company received approximately $5,000 in interest on the line of credit during fiscal 2003. The Company had outstanding accounts payable to ECHO of approximately $309,000 as of January 4, 2004.

        Air Conditioning Associates, Inc. ("ACA") is owned by Mr. Malugen's father-in-law and brother-in-law. ACA administers the repair and maintenance function for the Company's store base and corporate offices in addition to providing HVAC materials and related services. The Company has achieved overall cost savings under this management agreement and has improved its system for managing company-wide repair and maintenance needs. During the fiscal year ended January 4, 2004, the Company paid ACA approximately $633,000. The Company had outstanding accounts payable to ACA of approximately $75,000 as of January 4, 2004.

        J. Todd, Inc., d/b/a Todd & Sons ("Todd & Sons"), is owned by Mr. Todd's brother. Todd & Sons supplies the Company with certain clothing and promotional items on an as needed basis. The Company has no minimum purchase requirements or contractual obligations with Todd & Sons. During the fiscal year ended January 4, 2004, the Company paid Todd & Sons approximately $259,000. The Company had outstanding accounts payable to Todd & Sons of approximately $7,000 as of January 4, 2004.

        In February 2003, the Company entered into a lease with MEL, LLC ("MEL") for approximately 3,500 square feet of retail space in an existing shopping center to relocate one of the Company's stores in Dothan, Alabama. Mr. Malugen holds a one-third interest in MEL. The initial lease term is five years with three, three-year renewal options. The lease payments required under the initial five-year term of the lease total approximately $144,000. The terms of this lease are more favorable than the terms that were available to the Company for the previous location. The Company paid MEL $23,000 for lease payments during fiscal 2003.

        In August 2003, the Company entered into a lease with Weezer's, Inc. ("Weezer's") for a property that the Company owns. Weezer's is a retail boutique specializing in home accessories and interior design. Weezer's is owned by Mr. Parrish's former spouse. The initial lease term is two years with annual renewal options, thereafter. The lease payments required under the initial lease term total approximately $25,000. No rents were due under the lease during fiscal 2003, as the lease provides for nine months free rent in exchange for certain tenant improvements to the property.

        Each of the foregoing transactions occurred in the normal course of business and pursuant to the Company's established standard purchasing policies and practices.

        The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Company. The Indemnity Agreements provide that the Company will indemnify each indemnitee to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the indemnitee, including, but not limited to, judgments, fines, settlements and expenses of defense, payable by reason of the fact that the indemnitee is or was a director of the Company or is or was serving, at our request, as a director, officer, employee or agent of another corporation, provided it is determined that the indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating such claim shall be paid by the Company, unless the Company, independent legal counsel or stockholders determine that: (i) the indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the indemnitee intentionally breached his duty to the Company or its stockholders.

        The Company believes that the terms of all transactions described above are no less favorable than terms that could have been obtained from third parties. All transactions between the Company and its officers or directors are subject to approval by a majority of the disinterested members of the Board of Directors.

STOCK OPTION GRANTS

        The following table sets forth, with respect to the Named Executives, all current executive officers as a group, all current non-employee directors as a group, and all non-executive officers and employees as a group, the number of shares of Common Stock subject to options granted under the Company's Stock Plans as of April 16, 2004, and the average per-share exercise price of such options.

	Options Granted
Name of Individual or Identity of Group	Number of Shares Subject To Options	Average Per-Share Exercise Price(1)
Joe T. Malugen	—	$—
H. Harrison Parrish	—	—
J. Steven Roy	237,150	10.87
Jeffrey S. Stubbs	83,750	10.68
S. Page Todd	303,500	8.13
Mark S. Loyd	72,500	8.68
Executive officer group (6 persons)	696,900	9.42
Non-employee director group (3 persons)	238,750	12.16
Non-executive officer and employee group (213 persons)	1,001,683	13.76

(1)
These amounts are based on a weighted average exercise price that is obtained by multiplying all options by their exercise price and then dividing by the total number of options for such category. The closing price of the Common Stock issuable upon the exercise of options under the Stock Plans as of April 16, 2004 was $19.92 per share.

        The following is a summary of our Stock Plans.

        General. The Company has outstanding options under two plans: the 1994 Stock Plan and the 2003 Stock Plan. The terms and conditions of the Stock Plans are substantially the same. The Plan Administrator has the authority to grant either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and other incentive grants under each Stock Plan. The Stock Plans provide that options may be granted thereunder to key employees, officers, directors or other persons providing significant services to the Company.

        Administration. Each Stock Plan provides that it shall be administered by a committee established by the Board of Directors comprised of two or more disinterested directors or by the full Board.

        Terms of Grants. The Plan Administrator determines the terms of grants of options, stock appreciation rights ("SARs"), shares of restricted stock or stock bonuses under each Stock Plan. Each grant of an option, SAR or restricted stock is evidenced by a stock option agreement, stock appreciation right agreement or restricted stock agreement. Grants are also subject to the following terms and conditions:

        (a)   Stock Options. The term of each option and the manner in which it may be exercised are determined by the Plan Administrator; provided, however, that no option may be exercisable more than ten years after the date of grant or, in the case of an incentive stock option to an eligible employee owning more than 10% of the Company's outstanding securities, no more than five years. Payment for the shares purchased upon exercise of an option may be in cash, or with the Plan Administrator's consent, in shares of the Company's Common Stock. Each Stock Plan provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        (b)   Terms of Stock Appreciation Rights. The Plan Administrator may grant SARs either alone or in conjunction with all or part of an option. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive from the Company in exchange therefor an amount equal to the value of the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Plan Administrator.

        A SAR is exercisable only at the time or times established by the Plan Administrator. If a SAR is granted in connection with an option, the following rules also apply: (1) the SAR is exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (3) upon exercise of the option, the related SAR or portion thereof terminates.

        (c)   Terms of Restricted Stock and Stock Bonuses. The purchase price of restricted shares of Common Stock offered for sale under each Stock Plan, the vesting schedule and all other terms, conditions and restrictions of the issuance of restricted stock will be determined by the Plan Administrator, in its discretion, subject to the terms of such Stock Plan. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued. The restricted stock may be issued for such consideration (including promissory notes and services) as determined by the Plan Administrator.

        Upon sale and issuance of restricted stock or stock bonuses to an officer, key employee or other person providing significant services to the Company, the Company will issue certificates evidencing the stock but will retain possession of the certificates until the shares have vested, at which time the certificates representing the vested shares will be delivered to the issuee. In the event the restricted stock is paid for by delivery of a promissory note, however, all restricted stock generally will be required to be pledged to the Company until the promissory note relating thereto is paid in full.

        A person who receives restricted stock or a stock bonus will be entitled to vote the stock and to receive any dividends or other distributions declared with respect to the stock so long as he remains in the employ of or continues to provide services to the Company; provided, however, that all dividends or other distributions paid by the Company with respect to such shares of stock shall be retained by the Company until the shares of Common Stock are no longer subject to forfeiture or repurchase, at which time all accumulated amounts will be paid to the recipient.

        Available Shares. A maximum of 6,750,000 shares of common stock were originally available for issuance under the 1994 Stock Plan, as amended. Upon adoption of the 2003 Stock Plan, the Board determined that it would no longer issue options under the 1994 Stock Plan (which Plan expires on June 9, 2004). The maximum number of shares of common stock that may be issued under the 2003 Stock Plan may not exceed the sum of (i) 1,337,525 shares plus (ii) up to 2,830,224 additional shares representing the number of shares reserved for issuance under the 1994 Stock Plan pursuant to stock options outstanding under the 1994 Stock Plan as of March 26, 2003, to the extent that such options expire or are terminated without being exercised, in each case subject to adjustment upon certain changes in the Company's capitalization. New awards may be granted under the 2003 Stock Plan with respect to shares of common stock covered by any unexercised portion of any Option that terminates, expires or is canceled, and any shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award. The Administrator may make awards under the 2003 Stock Plan until March 25, 2013.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of January 4, 2004. The Company has no equity compensation plans not approved by the Company's stockholders.

Plan Category	(a) Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights	(c) Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	2,636,093	$10.36	834,497
Equity Compensation Plans not Approved by Stockholders	—	—	—
Total	2,636,093	$10.36	834,497

PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY'S ACCOUNTANTS

        The Audit Committee of the Board of Directors has approved Ernst & Young LLP as the Company's independent accountants to audit its consolidated financial statements for the fiscal year ending January 2, 2005. During the 2003 fiscal year, Ernst & Young LLP served as the Company's independent accountants and also provided certain tax consulting and other accounting services. The Company is not required to seek stockholder approval for the appointment of its independent accountants; however, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to any questions. He or she will be given the opportunity to make a statement if he or she desires to do so.

        The Board of Directors recommends that the stockholders vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants.

CODE OF ETHICS

        On March 11, 2004, the Company's Board of Directors adopted a Code of Business Conduct and Ethics (the "Code") applicable to the Company's Chief Executive Officer, Chief Financial Officer and all other directors, officers and employees of the Company. The Code embodies the Company's commitment to conduct business in accordance with the highest ethical standards and all applicable laws, rules and regulations. The Code was filed as Exhibit 14 to our Form 10-K for the fiscal year ended January 4, 2004, filed with the SEC on March 19, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of copies of reports filed with the SEC and submitted to the Company since January 5, 2003, and on written representations by certain directors and executive officers of the Company, the Company believes that, with the exceptions described below, all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year. Mr. Sigoloff was one day late in filing a Form 4 reporting the sale of 25,000 shares of the Company's Common Stock, and Mr. Malugen was one day late in filing a Form 4 reporting a variable forward sale transaction of up to one million shares of the Company's Common Stock.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 2005 Annual Meeting must be received by the Company no later than January 2, 2005, to be included in the proxy material for the 2005 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company, c/o S. Page Todd, Secretary of the Company, 900 West Main Street, Dothan, Alabama 36301, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

DELIVERY OF THIS PROXY STATEMENT

        The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for the security holders and cost savings for companies.

        This year, a number of brokers with account holders who are Movie Gallery stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to the Company, c/o S. Page Todd, Secretary of the Company, 900 West Main Street, Dothan, Alabama 36301.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

        THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                    By Order of the Board of Directors

                    Joe T. Malugen
                     Chairman of the Board

May 7, 2004

MOVIE GALLERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of Common Stock of MOVIE GALLERY, INC. (the "Company") hereby appoints JOE T. MALUGEN and H. HARRISON PARRISH, and each of them, proxies of the undersigned, each with full power to act without the other and with the power of substitutions, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton—Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Tuesday, June 15, 2004, at 10:00 a.m. (Eastern Time), and at any adjournments thereof, and to vote all shares of Common Stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held June 15, 2004, the Proxy Statement and the Annual Report to Stockholders for the fiscal year ended January 4, 2004, furnished herewith.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  X      Please mark votes as in this example.

1.	Election of Directors. Nominees standing for election: Malugen, Parrish, Snow, Jump and Lockwood
	FOR	WITHHOLD AUTHORITY
For all nominees except as noted above
2.	Proposal to ratify the appointment of the Company's independent auditors.
	FOR	AGAINST	ABSTAIN
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature:

Signature:

Date:

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On Tuesday, June 15, 2004
PROXY STATEMENT
INTRODUCTION
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPANY PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK OPTION GRANTS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S ACCOUNTANTS
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS
DELIVERY OF THIS PROXY STATEMENT
OTHER MATTERS
MOVIE GALLERY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS